Exhibit 5.8

Dennis Jontz
Admitted in New Mexico
Lewis Roca Rothgerber Christie LLP 201 East Washington Street Suite 1200 Phoenix, AZ 85004	602.262.5311 main 602.262.5747 fax lrrc.com	Our File Number: 226205-00002

February 28, 2017

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

RE:                           LifePoint Health, Inc., a Delaware corporation (the “Company”); the “Indenture” (defined below).

Ladies and Gentlemen:

We have acted as special New Mexico counsel to PHC-Los Alamos, Inc., a New Mexico corporation, and PHC-Las Cruces, Inc., a New Mexico corporation (each is a “New Mexico Guarantor” and together the “New Mexico Guarantors”), in connection with the Indenture dated as of May 26, 2016 (the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Trustee and each of the guarantors named therein, including the New Mexico Guarantors (collectively, the “Guarantors”).

This opinion is being furnished to you pursuant to the Registration Statement on  Form S-4 to be filed by the Company relating to the issuance and exchange of up to $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2024 for up to $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2024 that have not been registered with the Securities and Exchange Commission, to be issued pursuant to the Indenture.

1.              Documents Reviewed.

For purposes of these opinions we have examined copies of the following documents, each of which (except as noted below) is dated as of February 28, 2017:

1.1                               the Indenture;

1.2                               the form of the Notes included in the Indenture; and

1.3                               the Registration Statement on Form S-4 filed by the Company on February 28, 2017 (the “Registration Statement”).

We have also examined:

1.4                               Articles of Incorporation of the New Mexico Guarantors as certified by the Secretary of the New Mexico Guarantors by certificate dated February 28, 2017;

1.5                               bylaws of the New Mexico Guarantors as certified by the Secretary of the New Mexico Guarantors by certificate dated February 28, 2017;

1.6                               resolutions of the boards of directors of the New Mexico Guarantors, adopted on May 10, 2016, as certified by the Secretary of the New Mexico Guarantors by certificate dated February 28, 2017.

As to certain matters of fact bearing upon the opinions expressed herein, we have examined and relied on:

1.7                               Certificates of Good Standing and Compliance dated February 22, 2017, from the Secretary of State of the State of New Mexico as to the existence and good standing in the State of New Mexico of the New Mexico Guarantors (the “New Mexico Certificates”).

We have further made such inquiries and investigations of law as we have deemed necessary or appropriate for the purpose of rendering these opinions.  We have made no other independent investigation or inquiry except as is stated below.

The documents listed in paragraphs 1.1 through 1.3 above are referred to collectively as the “Transaction Documents.” The documents listed in paragraphs 1.4 through 1.6 above are referred to collectively as the “Organization Documents.”  The documents listed in paragraphs 1.1 through 1.6 are referred to collectively as the “Documents.”  The transaction contemplated by the Transaction Documents is referred to as the “Transaction.” Capitalized terms used and not otherwise defined in this letter will have the meanings ascribed to them in the respective Documents.

As used herein, “Applicable New Mexico Laws” means the Business Corporation Act of the State of New Mexico, and those laws, rules and regulations of the State of New Mexico, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (excluding state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation.

2.              Opinions.

Based on the foregoing and relying thereon, and subject to the assumptions, exceptions and qualifications set forth below, it is our opinion that:

2.1                               Each of the New Mexico Guarantors is validly existing under the laws of the State of New Mexico;

2.2                               Each of the New Mexico Guarantors has the requisite corporate power and corporate authority to execute and deliver and to perform its obligations under the Indenture, including its obligations to guarantee the guaranteed obligations applicable to it under the Indenture; and

2.3                               Each of the New Mexico Guarantors has taken all necessary corporate action to duly authorize the execution, delivery and performance of the Indenture and to guarantee the guaranteed obligations under the Indenture.

3.              Assumptions, Exceptions and Qualifications.

3.1                               The opinion set forth in paragraph 2.1 is based solely upon the New Mexico Certificates, and is given as of the date of the New Mexico Certificates;

3.2                               In rendering the opinions set forth above, we have, with your consent, assumed:

3.2.1                     the certifications of the Secretary of the New Mexico Guarantors in its certificate dated February 28, 2017 are true as of the date of this opinion;

3.2.2                     the Transaction Documents have been duly and validly authorized, executed and delivered by each party thereto (except the New Mexico Guarantors) and have been or will be properly acknowledged, where appropriate;

3.2.3                     the genuineness of signatures not witnessed, the authenticity of any documents submitted as originals and the conformity to originals of documents submitted as copies or drafts;

3.2.4                     the necessary legal capacity of all natural persons executing the Transaction Documents;

3.2.5                     the New Mexico Guarantors have paid all income taxes, fines, jeopardy or fraud assessments, and interest, if any are due from it to the State of New Mexico;

3.2.6                     all parties to the Transaction Documents (other than the New Mexico Guarantors) have the requisite corporate or organizational power and authority to enter into the Transaction Documents and to perform their obligations and be responsible for their liabilities thereunder;

3.2.7                     the Transaction Documents accurately and completely describe and contain the parties’ mutual intent, understanding and business purposes, and there are no oral or written statements, agreements, understandings or negotiations, nor any usage of trade or course of prior dealing among the parties, that directly or indirectly modify, define, amend, supplement or vary, or purport to do so, any of the terms of the Transaction Documents or any of the parties’ rights or obligations thereunder, by waiver or otherwise;

3.2.8                     there will be no interest, charges, fees or other benefits or compensation in the nature of interest paid by or charged to the New Mexico Guarantors in connection with the Transaction other than those that the New Mexico Guarantors have agreed (or, as to obligations guaranteed pursuant to the Guaranty Agreement, the Company has agreed) to pay, in writing, in the Transaction Documents;

3.2.9                     we have assumed the accuracy of, and relied upon, the representations and warranties as to matters of fact made in the Documents by the New Mexico Guarantors and other parties thereto; and

3.2.10              we have assumed that the Company and each of the Guarantors (other than the New Mexico Guarantors) has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of the Company and the Guarantors (other than the New Mexico Guarantors) has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of its jurisdiction of organization) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of New Mexico insofar as we express our opinions herein.

3.3                               The opinions set forth above are subject to the following exceptions and qualifications:

3.3.1                     We are expressing no opinion as to the enforceability of the Transaction Documents;

3.3.2                     we do not purport to express any opinion concerning any laws other than the laws of the State of New Mexico.  Although certain members of this firm are admitted to practice in other states, we have not examined the laws of any state other than the State of New Mexico nor have we consulted with members of this firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions; and

3.3.3                     the opinions in this letter are limited in all respects to the laws of the State of New Mexico now in effect, to the matters set forth herein and as of the date hereof, and we assume no obligation to revise or supplement these opinions should any such law be changed by legislative action, judicial decision or otherwise.

4.              We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Lewis Roca Rothgerber Christie LLP

LEWIS ROCA ROTHGERBER CHRISTIE LLP